UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

May 21, 2007

EDGETECH SERVICES INC.

(Formerly Secure Enterprise Solutions. Inc.)

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(EXACT NAME OF REGISTRANT SPECIFIED IN CHARTER)

NEVADA                     000-27397                          98-0204280

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(STATE OF              (COMMISSION FILE           (IRS EMPLOYER

INCORPORATION)                NUMBER)             IDENTIFICATION NO.)

2980 S. Rainbow Blvd. #220H
Las Vegas, NV 89146

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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

(310) 857-6666

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(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

Item 1. Entry into a Material Definitive Agreement.

Investment from Southbase

The registrant has entered into an agreement with Southbase LLC (an entity related to the CEO of the registrant Adam Radly) that provides for the immediate investment of $100,000 of cash into the registrant. The registrant will allocate the funds received to the funding of future acquisition opportunities and the development of proprietary RFID (radio frequency identification) products.

Establishment of Australian Subsidiary

The company has also established a subsidiary in Australia. The subsidiary is named Inova Technology Australia Pty Ltd. It will be based in Melbourne and will focus on sales and distribution of the Company’s proprietary RFID products in Australia and other parts of the Asia Pacific region. Inova Australia will also commence offering RFID consulting services immediately.

(b)                                   Exhibits*.

Exhibit No.	Item

1	Convertible Debt Investment Agreement May 21, 2007.
2	News Release dated May 22, 2007

* Pursuant to Item 601(b)(2) of Regulation S-K, certain of the exhibits and schedules may have been omitted. If so, such exhibits and schedules will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Edgetech Services, Inc.

Date: May 22, 2007	By:	/s/ Adam Radly
Adam Radly
Chairman & Chief Executive Officer